Exhibit 10.6

                              SEPARATION AGREEMENT

         This Separation Agreement, dated as of July 12, 2002 (this "Separation Agreement"), is made by and between GRUBB & ELLIS COMPANY, a Delaware corporation having its executive offices in New York, New York (the "Company"), and MARK R. COSTELLO (the "Executive").

     In consideration of the mutual covenants and agreements hereinafter set forth, the Company and the Executive agree as follows:

     1. EFFECTIVE DATE. This Separation Agreement will become effective upon the latest of the following dates (the "Effective Date"): (1) the date on which the Separation Agreement has been executed by both the Company and the Executive; or
(2) the date on which the Executive's general release attached hereto as Exhibit A becomes effective.

     2. TERMINATION OF EMPLOYMENT AGREEMENT. Except and to the extent provided in Paragraph 9 of this Separation Agreement, the Employment Agreement dated as of July 5, 2001 between the Company and the Executive, and any exhibits and attachments thereto (the "Employment Agreement") is hereby terminated as of the Effective Date.

     3. RESIGNATION OF EXECUTIVE. The Executive agrees that as of the date hereof, he hereby resigns from his position as Chief Operating Officer of the Company.

     4. SEPARATION PAYMENTS. The Company agrees to pay the Executive the following sums, net of applicable withholdings for taxes and customary payroll deductions (collectively, the "Separation Payments"):

               (i) Five (5) days after the Effective Date, a lump sum in cash equal to Two Hundred Fifty Thousand Dollars ($250,000) representing Executive's 2002 guaranteed bonus;

               (ii) Cash payments of Fifty-Four Thousand One Hundred Sixty Six and 67/00 Dollars ($54,166.67) per month, for the period commencing as of the Effective Date and ending on August 10, 2003, payable semi-monthly, or Six Hundred Fifty Thousand Dollars ($650,000) per annum, representing base salary due the Executive pursuant to Section 9(a) of the Employment Agreement, which shall be prorated as necessary;

              (iii) Five (5) days after the Effective Date, Forty Three
                    Thousand Nine Hundred Twenty Nine and 08/100 Dollars ($43,929.08) representing the equivalent of the benefits that the Executive is entitled to receive from the Company for healthcare, dental, vision, life insurance, disability coverages, and perquisites for the period commencing as of the Effective Date and ending August 10,


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                    2003, which has in part been grossed up to cover the
                    Executive's income taxes; and

               (iv) Five (5) days after the Effective Date, $25,850.00
                    representing 82.72 hours of accrued and unused vacation pay.

     Subject to the provisions of Paragraph 6 below, the Executive agrees that the Separation Payments described in this Separation Agreement are in exchange for any and all rights or claims of the Executive of any nature whatsoever, whether at law or in equity, under any and all prior oral and written arrangements, understandings or agreements, including without limitation, the Employment Agreement, to severance payments, bonus payments, or any other consideration or benefits.

     6. BENEFIT PLANS. After the Effective Date, except for rights under various employee stock option, deferred compensation and 401(k) plans in which the Executive is a participant, the Executive will no longer be covered by or eligible for any benefits under any Company employee benefit plans in which the Executive currently participates. After the Effective Date, Executive will receive by separate cover information regarding the Executive's rights to health insurance continuation (COBRA) and any 401(k), stock option and deferred compensation plan benefits. To the extent that the Executive has such rights, nothing in this Agreement will impair those rights.

     7. NON-DISPARAGEMENT; NON-ASSISTANCE.

     (a) The Executive agrees that, without the prior written consent of the Company, neither he, nor anyone acting on his behalf, will: (a) make derogatory, disparaging, or critical statements to any person or entity about the "Released Parties" (as that term is defined in EXHIBIT A annexed hereto); or (b) for a three (3) year period commencing with the Effective Date, make any public disclosures or communicate, directly or indirectly, with the press or other media, including but not limited to through the issuance of a press release, concerning the past or present employees or businesses of the Company or any of its related affiliates or Executive's employment with the Company or the termination thereof. The Company agrees that, without the prior written consent of the Executive, it will not, for a three (3) year period commencing on the Effective Date, make derogatory, disparaging, or critical statements about the Executive, including but not limited to through the issuance of a press release, press interview or in Company meetings, or concerning the Executive's employment with the Company or the termination thereof. Except as required by law, the Company shall not issue any press release after the Effective Date regarding the termination of the Executive's employment without the Executive's prior written consent, which shall not be unreasonably withheld or delayed, PROVIDED, HOWEVER, that nothing contained herein shall prohibit the Company from making any public disclosures with respect to the Executive in its public filings required to be made under federal or state securities laws or pursuant to the rules or regulations of any regulatory or administrative bodies or stock exchanges.

     (b) The Executive agrees that neither he, nor anyone acting on his behalf will, unless compelled by legal process, assist or encourage others to assert claims or to commence or maintain litigation against the Released Parties.


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     8. CONFIDENTIALITY. The Executive agrees that he will not, unless required by law or otherwise permitted by express written permission from or request by the Company, disclose to anyone any information regarding the following:

     (a) any non-public information regarding the Company, including its practices, procedures, trade secrets, finances, client lists, or marketing of the Company's services.

     (b) the terms of this Agreement, except that the Executive may disclose this information to members of his immediate family and to his attorney, accountant or other professional advisor(s) to whom he must make the disclosure in order for them to render professional services to him. The Executive shall instruct them, however, to maintain the confidentiality of this information just as the Executive must, and any breach of this obligation of confidentiality by such family member or professional advisor(s) shall be deemed to be a breach by the Executive. If required to disclose the terms of this Agreement by law, the Executive shall provide the Company with sufficient notice prior to any such disclosure, including the basis for the legal requirement to disclose, to allow the Company to seek a protective order preventing the disclosure.

     9. NON-SOLICITATION. The executive agrees that for the period ending one
(1) year after the Effective Date, the Executive shall not, without the prior permission of the Chief Executive Officer of the Company, directly or indirectly, on behalf of himself or any other person or entity solicit for employment any then current executive, employee or independent contractor of the Company, or directly or indirectly request or induce any then current executive, employee or independent contractor of the Company to leave the employ of, or association with, the Company, or directly or indirectly hire any individual who was an executive, employee or independent contractor of the Company at any time during the six (6) month period prior to the date of hiring. The Executive further reaffirms his "no solicitation" obligations pursuant to Section 10 of the Employment Agreement, which are hereby incorporated by reference herein as though set forth herein in full. Notwithstanding the foregoing to the contrary, nothing contained herein (whether by incorporation by reference or otherwise) shall operate to (i) prohibit the Executive from hiring Mary Hummel, his administrative assistant, at any time (ii) cause the Executive to be in breach of the non-solicitation provisions hereof if any future employer shall hire an employee or independent contractor of the Company so long as the Executive was not, directly or indirectly, involved in the solicitation or hiring of such person. For purposes hereof, the term "independent contractor" shall mean any broker or consultant to the Company.

     10. FORFEITURE. If the Board of Directors of the Company reasonably determines that the Executive has engaged in a "Prohibited Action" (as defined in the next paragraph), then: (a) the Company and the Executive agree that any issue as to whether the Executive has engaged in a Prohibited Action and the amount of damages, if any, resulting to the Company from such Prohibited Action shall be determined in accordance with the provisions of Paragraph 13 hereof; and (b) no further Separation Payments will be payable to the Executive but shall be escrowed with the Company's outside counsel, and the Executive's right to exercise any stock options will be suspended while these issues are in arbitration. If the arbitrator determines (or if the Company and the Executive otherwise agree) that the Executive has engaged in a Prohibited Action and that the Company should be awarded a specified amount to compensate it for damages resulting from such

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

Prohibited Action (the "Damage Amount"), then the Company shall offset any unpaid amounts otherwise payable under this Separation Agreement ("Unpaid Severance Amount") by the Damage Amount. If the Damage Amount exceeds the Unpaid Severance Amount, then the Executive shall pay to the Company in a lump sum the amount by which the Damage Amount exceeds the Unpaid Severance Amount within 15 days after the date on which the arbitrator renders its decision (or the date on which the Company and the Executive otherwise agree).

     For purposes of this Separation Agreement, a "Prohibited Action" means the Executive's breach of the provisions of this Separation Agreement, including without limitation the Non-Disparagement and Non-Assistance provisions of Paragraph 7, the Confidentiality provisions of Paragraph 8, and the Non-Solicitation provisions of Paragraph 9 hereof.

     11. GENERAL RELEASE. As a condition to the receipt of any Separation Payments under Paragraph 4, the Executive agrees to execute a general release, in the form attached hereto as Exhibit A.

     12. WITHHOLDING. Any payments made under this Separation Agreement shall be subject to any applicable federal, state, and local tax withholdings.

     13. ARBITRATION. Any dispute or controversy between the Company and the Executive, including, without limitation, any and all matters relating to this Separation Agreement, the Executive's employment with the Company and the cessation thereof, and all matters arising under any federal, state or local statute, rule or regulation or principle of contract law or common law, including but not limited to Title VII of the Civil Rights Act of 1964, AS AMENDED, 42 U.S.C.ss.ss.2000e ET SEQ., the Age Discrimination in Employment Act of 1967, AS AMENDED, 29 U.S.C.ss.ss.621 ET SEQ., the Americans with Disabilities Act of 1990, 42 U.S.C.ss.ss.12101 ET SEQ., the Employee Retirement Income Security Act of 1974, AS AMENDED, 29 U.S.C.ss.ss.1001 ET SEQ., the New York State Human Rights Law, AS AMENDED, N.Y. Exec. Law ss.ss.290 ET SEQ., the New York City Human Rights Law, AS AMENDED, N.Y.C. Admin. Code ss.ss.8-101 ET SEQ., and any other equivalent state or local statutes, will be settled by arbitration administered by the American Arbitration Association ("AAA") in New York, New York pursuant to the AAA's National Rules for the Resolution of Employment Disputes (or their equivalent). Notwithstanding the foregoing, at the Company's option, in addition to and not in lieu of any other rights under this Separation Agreement or at law, the Company shall have the right to injunctive relief in any federal or state court to enjoin the breach of any provision of this Separation Agreement. In the event of the Company's breach of this Separation Agreement, the Executive shall be permitted to seek damages against the Company, as well as the acceleration of all payments payable hereunder. Each party will be responsible to pay its own fees and costs incurred under this Paragraph 13.

     14. LOAN FORGIVENESS; LOAN AGREEMENT PAYMENT.

     (a) Reference is hereby made to that certain Loan Agreement dated July 23, 2001 between the Company and the Executive and the Retention Bonus Program and Promissory Note also dated July 23, 2001 (collectively, the "Loan Agreement"). The Company hereby confirms that, in accordance with and pursuant to the Retention Bonus Program and in addition to the Separation

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

Payments provided herein, the Executive shall be given a bonus as of the Effective Date equal to the outstanding and unpaid accrued interest and principal under the loan outstanding under the Loan Agreement. Such bonus payment shall be applied to retire and cancel the Loan Agreement.

     (b) No sooner than ten (10) days prior to the date upon which the executive shall file his 2002 U.S. federal income tax return (the "Payment Date"), the Company shall pay to the Executive an amount necessary to pay the applicable income taxes on the interest on the loan made to the Executive (pursuant to the Loan Agreement) that have not been previously paid to him; PROVIDED, HOWEVER, that at least sixty (60) days prior to the Payment Date, the Executive shall have furnished the Company with his accountant's written certification of the amount of such taxes thereon, which shall be reasonably approved by the Company's accountants.

     15. RETURN OF PROPERTY. The Executive agrees to return to the Company, by the Effective Date, any and all information and materials, whether in paper, magnetic, electronic or other form, that Executive may possess relating to the Company's practices, procedures, trade secrets, finances, client lists, or marketing of the Company's services. In addition, the Executive shall also, by the Effective Date, return to the Company all laptops, cellphones, pda's, Blackberrys, credit cards, keys, building passes and all other property of the Company.

     16. OFFICES SERVICES. The Company shall reimburse the Executive for the cost to lease an office in an executive office suite location for a period of sixty (60) days at any time between the Effective Date and December 31, 2002, at a cost to the Company not to exceed $5,000 in the aggregate. Subject to the Executive's compliance with the other terms hereof, the Company will permit the Executive to maintain remote access to his voicemail through December 31, 2002 and, during such period, the Company will not reassign the Executive's current office telephone number to any other employee or other person.

     17. COOPERATION. Subsequent to the Effective Date and through August 11, 2003, the Executive shall cooperate with the Company and provide such assistance to the Company as the Company may reasonably request, from time to time, concerning matters with which the Executive was engaged on the Company's behalf provided that such assistance does not conflict with the Executive's then responsibilities to another employer.

     18. SEVERABILITY. In the event that any of the provisions of this Separation Agreement or the application of any such provisions to the Company or the Executive with respect to obligations hereunder will be held to be unlawful or unenforceable by any court or arbitrator, the remaining portions of this Separation Agreement will remain in full force and effect and will not be invalidated or impaired in any manner.

     19. GOVERNING LAW. This Separation Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws.

     20. ENTIRE AGREEMENT. This Separation Agreement and EXHIBIT A annexed hereto contains the entire agreement between the Company and the Executive with respect to the subject

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


matter hereof and supersedes all prior agreements and understandings, whether oral or written, between the Company and the Executive with respect to the subject matter of this Separation Agreement. This Separation Agreement may be amended only by an agreement in writing signed by both the Company and the Executive.

     21. COUNTERPARTS. This Separation Agreement may be executed in any number of originals or facsimile counterparts, each of which so executed will be deemed to be an original, and such counterparts will together constitute but one agreement.

         IN WITNESS WHEREOF, the Company has caused this Separation Agreement to be duly executed on its behalf by an officer duly authorized, and the Executive has duly executed this Separation Agreement, all as of the date and year first written above.

                                           GRUBB & ELLIS COMPANY


                                         By:  /s/ Barry Barovick
                                              ------------------
                                              Name: Barry Barovick
                                              Title: Chief Executive Officer


                                              /s/ Mark R. Costello
                                              --------------------
                                                  Mark Costello

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


                        GENERAL RELEASE BY MARK COSTELLO

     FOR AND IN CONSIDERATION OF the terms and conditions of the Separation Agreement dated as of July 11, 2002 by and between MARK R. COSTELLO (the "Executive") and GRUBB & ELLIS COMPANY (the "Company") (the "Separation Agreement"), the Executive agrees, on behalf of himself, his heirs, executors, administrators and assigns, to release and discharge the Company, and all of its current and former officers, directors, employees, agents, stockholders, subsidiaries, divisions, affiliates, parents, successors and assigns ("Released Parties") from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, charges, claims, and demands whatsoever ("Losses") which the Executive, his heirs, executors, administrators and assigns have, or may hereafter have against the Released Parties or any of them arising out of or by reason of any cause, matter or thing whatsoever from the beginning of the world to the date hereof, including without limitation any and all matters relating to his Employment Agreement with the Company, his employment by the Company and the cessation thereof, and all matters arising under any federal, state or local statute, rule or regulation or principle of contract law or common law, including but not limited to Title VII of the Civil Rights Act of 1964, AS AMENDED, 42 U.S.C.ss.ss.2000e ET SEQ., the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C.ss.ss.621 ET SEQ., the Americans with Disabilities Act of 1990, AS AMENDED, 42 U.S.C.ss.ss.12101 ET SEQ., the Employee Retirement Income Security Act of 1974, AS AMENDED, 29 U.S.C.ss.ss.1001 et seq., the New York State Human Rights Law, AS AMENDED, N.Y. Exec. Law ss.ss.290 ET SEQ., the New York City Human Rights Law, AS AMENDED, N.Y.C. Admin. Code ss.ss.8-101 ET SEQ., and any other equivalent state or local statute; PROVIDED, HOWEVER, that the Executive does not release and discharge the Released Parties from any Losses arising out of or in connection with his Separation Agreement. It is understood that nothing in this General Release is to be construed as an admission on behalf of the Released Parties of any wrongdoing with respect to the Executive, any such wrongdoing being expressly denied.

     The Executive represents and warrants that he fully understands the terms of this General Release, that he has had the benefit of advice of counsel, and that he knowingly and voluntarily, of his own free will without any duress, being fully informed and after due deliberation, accepts its terms and signs the same as his own free act. The Executive understands that as a result of executing this General Release, he will not have the right to assert that the Company unlawfully terminated his employment or violated any of his rights in connection with his employment.

     The Executive affirms that he has not filed, and agrees not to initiate or cause to be initiated on his behalf, any complaint, charge, claim, or proceeding against the Released Parties before any federal, state, or local agency, court or other body relating to his employment and the cessation thereof, and agrees not to voluntarily participate in such a proceeding. The Executive waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any such proceeding.

     The Executive, having had the advice of counsel, knowingly waives the remainder of the 21-day period he had from July 11, 2002, to consider whether to execute this General Release. Upon the Executive's execution of this General Release, he will have seven (7) days after execution to revoke it. In the event of revocation, the Executive must present written notice of revocation to Mr. Barry Barovick of the Company. If seven (7) days pass without such notice of revocation, this General Release shall become binding and effective on the eighth (8th) day (the "Release Effective Date").

     This General Release shall be governed by the laws of the State of New York without giving effect to the principles of conflicts of law.


/s/ Mark R. Costello                                 7/31/02
---------------------                                -------
    Mark R. Costello                                 Date


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